Harrow Health Announces First Quarter 2019 Financial Results

San Diego, CA – May 9, 2019 – Harrow Health, Inc. (NASDAQ: HROW) today reported results for the first quarter 2019.

First Quarter 2019 and Other Recent Notable Highlights:

●	Consolidated revenue increased 39% year-over-year to a new record of $12.3 million
●	ImprimisRx ophthalmology revenue increased 57% year-over-year to a new record of $11.0 million, driven by record unit volumes delivered and increasing chronic care prescription refills
●	ImprimisRx launched five new ophthalmic formulations at the recent American Society of Cataract and Refractive Surgery meeting
●	Gross Margins of 68%, an all-time high
●	Adjusted EBITDA (non-GAAP) of $753 thousand, a new record
●	Net Income (GAAP) was $11.4 million
●	Total Balance Sheet assets of $66.5 million, fourth quarter 2018 ended at $49.5 million

Mark L. Baum, CEO of Harrow Health, commented, “Our 2019 year is off to an excellent start as revenues, gross margins, and Adjusted EBITDA reached record highs during the first quarter. Strong operational performance returned us to positive Adjusted EBITDA and these numbers are expected improve in the back half of this year. Our asset portfolio produced gains from the deconsolidation of Melt Pharmaceuticals and appreciation of the 3.5 million shares we own in Eton Pharmaceuticals, which drove Net Income for the second consecutive quarter.”

Mr. Baum concluded, “The ImprimisRx ophthalmology brand and national platform has never been stronger and more valuable. The recent ASCRS meeting in San Diego was a tremendous success, in terms of new product launches, podium recognition by key opinion leaders, and the over 600 RSVPs for our ‘open house social’ where ImprimisRx customers had the opportunity to share with one another how ImprimisRx is helping them deliver fantastic and affordable outcomes for their patients. In the surgery suite and the clinical setting, more and more ophthalmologists and optometrists across the country are experiencing the benefits of integrating the ImprimisRx platform of pharmaceutical solutions in their practices to solve unmet needs. Finally, in my view, the past 90 days have been the most productive and dynamic period of development in the history of ImprimisRx and Harrow Health in general. We are well positioned to continue to produce shareholder value from a host of catalysts we hope to discuss throughout the year.”

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss the financial results and other recent developments. To participate in the call, please dial (844) 602-0380 for domestic callers or (862) 298-0970 for international callers. To listen to the webcast, please click here or visit the investor relations section of the Harrow Health website by clicking here. A dial in replay of the call will be available until June 9, 2019. To access the replay, dial (877) 481-4010 domestically or (919) 882-2331 internationally and reference Replay ID: 48440. The webcast replay will be available until August 9, 2019.

Financial Summary

Selected highlights regarding operating results for the three months ended March 31, 2019 and for the same period in 2018 are as follows (in thousands, except per share data):

	For the three months ended March 31, 2019	For the three months ended March 31, 2018
Total Revenues	$12,290	$8,865
Cost of Sales	(3,898)	(4,071)
Gross Profit	8,392	4,794
Selling, General & Administrative Expenses	(8,543)	(6,488)
Research & Development Expenses	(405)	(87)
Operating Loss	(556)	(1,781)
Other Income (Expense), net	11,889	(1,732)
Net Income (Loss)	$11,333	$(3,513)
Net loss attributable to noncontrolling interests	25	-
Net Income (Loss) attributable to Harrow Health, Inc.	$11,358	$(3,513)

Adjusted E(L)BITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended March 31, 2019 and for the same period in 2018 (in thousands):

	For the three months ended March 31, 2019	For the three months ended March 31, 2018
GAAP Net Income (Loss)	$11,358	$(3,513)
Stock-based compensation and payments	788	815
Interest expense, net	603	663
Taxes	-	-
Depreciation	390	399
Amortization of intangible assets	62	60
Other income	(630)	-
Investment gains/loss from Eton, Surface, Melt, net	(11,862)	1,069
Non-recurring expenses, net(1)	44	76
Adjusted E(L)BITDA	$753	$(431)

(1) Non-recurring expenses includes costs accrued in connection with litigation settlements.

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) owns a portfolio of healthcare businesses, including the nation’s leading ophthalmology pharmaceutical compounding business, ImprimisRx. The company holds large equity positions in Eton Pharmaceuticals, Surface Pharmaceuticals, Melt Pharmaceuticals, Mayfield Pharmaceuticals and Radley Pharmaceuticals, all companies founded as subsidiaries of Harrow Health. The Company also owns royalty rights in certain 505(b)(2) drug candidates being developed by Surface, Melt, Mayfield and Radley. Harrow intends to create, invest in and grow paradigm shifting health care businesses that put patients first. For more information about Harrow Health, please visit the Investor Relations section of the corporate website by clicking here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

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Investor Contact:

Jon Patton

jpatton@harrowinc.com

858-704-4587

Media Contact:

Deb Holliday

Holliday Communications, Inc.

deb@hollidaycommunications.net

412.877.4519

Source: Harrow Health, Inc.